Exhibit 10.2(a)

FIRST AMENDMENT TO

MASTER FACILITY AND
GROUND HANDLING AGREEMENT

Among

Continental Airlines, Inc.,

ExpressJet Holdings, Inc.,

And

ExpressJet Airlines, Inc.

Dated as of November 1, 2003

FIRST AMENDMENT TO

MASTER FACILITY AND GROUND HANDLING AGREEMENT

            This FIRST AMENDMENT TO MASTER FACILITY AND GROUND HANDLING AGREEMENT (this “Agreement”), dated as of November 1, 2003, is among Continental Airlines, Inc., a Delaware corporation (“Continental”), ExpressJet Holdings, Inc., a Delaware corporation (“Holdings”) and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“ExpressJet”).

RECITALS:

            WHEREAS, Continental, Holdings and ExpressJet are parties to that certain Master Facility and Ground Handling Agreement dated as of January 1, 2001 (the “Master Facility Agreement”);  and

            WHEREAS, Continental, Holdings and ExpressJet desire to amend certain provisions of the Master Facility Agreement as more fully set forth herein;

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations hereinafter contained, the parties agree to amend the Master Facility Agreement as follows:

ARTICLE I.
AMENDMENTS TO MASTER FACILITY AGREEMENT

            Section 1.1.     Amendment to Section 1

      Section 1 of the Master Facility Agreement is hereby amended by deleting the definition of “Incremental Facilities” in its entirety and adding the following definition of “Incremental Contractor Terminal Facilities”:

            “Incremental Contractor Terminal Facilities” shall mean, for purposes of determining the allocation of rental charges in respect thereof between Contractor and Continental hereunder and under the Capacity Purchase Agreement, (i) in the case of Contractor Terminal Facilities that are located at a Continental Airport, all such facilities that are Passenger-Related Terminal Facilities used by Contractor and not used by Continental, its Subsidiaries, or other aircraft operating under Continental’s code (other than by Contractor) and (ii) in the case of Contractor Terminal Facilities that are located at a Contractor Airport and used by Contractor, all such facilities only to the extent that, and in a percentage amount equal to, a fraction (x) the numerator of which is the total number of passengers boarded on Scheduled Flights from all such facilities and (y) the denominator of which is (A) if the number of Scheduled Flights from all such facilities exceeds 50% of the total number of flights operating under Continental’s code (including Scheduled Flights) from all such facilities, then the sum of the total number of passengers boarded on Scheduled Flights from all such facilities and the total number of passengers boarded on aircraft operated by Continental from all such facilities, or (B) if the number of Scheduled Flights from all such facilities does not exceed 50% of the total number of flights operating under Continental’s code (including Scheduled Flights) from all such facilities, then the sum of the total number of passengers boarded on aircraft operated from all such facilities by Continental and all aircraft operating under Continental's code (including Scheduled Flights) together with, in the case of passengers that do not board at such facilities, all passengers using any of such facilities that are ticket counter facilities; provided, that notwithstanding any of the foregoing, no Terminal Facilities at Hub Airports shall be Incremental Contractor Terminal Facilities; and provided further, that the term “used by” shall mean used at any time within the three months preceding the date of determination or expected to be used within the three months immediately following the date of determination (i) by Contractor for Scheduled Flights, or (ii) by Continental, its Subsidiaries, or other aircraft operating under Continental’s code (other than by Contractor) for scheduled flights (including seasonally-scheduled flights and scheduled charter service), as the case may be.  Consistent with the provisions of clause (i) above, the parties agree that any Contractor Terminal Facility used by Continental, its Subsidiaries, or other aircraft operating under Continental’s code (other than by Contractor) for scheduled flights, including seasonally-scheduled flights and scheduled charter service, shall not be Incremental Contractor Terminal Facilities, notwithstanding the availability of alternative facilities for Continental's use, except that in the case of any shared or common facilities, such as any baggage claim area, for which charges are made based on the number of passengers, then such facilities shall be deemed to be Incremental Contractor Terminal Facilities to the extent of such charges as are attributable to the number of passengers on Scheduled Flights).”

            Section 1.2.     Amendment to Section 2(g) of the Master Facility Agreement

      Section 2(g) of the Master Facility Agreement is hereby amended and restated in its entirety to read as follows:

            “(g)      If Contractor shall make any payment pursuant to Section 2(e), which payment is in whole or in part in respect of facilities other than (i) Contractor Non-Terminal Facilities or (ii) Incremental Contractor Terminal Facilities, then Continental shall promptly reimburse Contractor for the portion of such payment in respect of facilities other than Contractor Non-Terminal Facilities or Incremental Contractor Terminal Facilities; provided that there shall be no duplication of payment if, for example, Continental is a sublessee of Contractor with respect to some or all of these facilities.  If Continental shall make any payment pursuant to any lease, sublease or other agreement for the use of Airport Facilities, which payment is in whole or in part in respect of (A) Contractor Non-Terminal Facilities or (B) Incremental Contractor Terminal Facilities, then Contractor shall promptly reimburse Continental for the portion of such payment in respect of facilities other than Contractor Non-Terminal Facilities or Incremental Contractor Terminal Facilities; provided that there shall be no duplication of payment if, for example, Contractor is a sublessee of Continental with respect to some or all of these facilities.”

            Section 1.3.     Amendment to Exhibits C and D of the Master Facility Agreement

      Exhibit C of the Master Facility Agreement is hereby amended by deleting the words “to which the Handling Company does not fly any flights” that appear in the third line of the second full paragraph on page 2 thereof (and which paragraph begins with the words “    Notwithstanding the foregoing, the Handling Company may”). Exhibit D of the Master Facility Agreement is hereby amended by deleting the words “, but only if the Carrier does not provide ground handling services to the Handling Company at such airport” that appear in the fourth and fifth lines of the second full paragraph on page 2 thereof (and which paragraph begins with the words “The Carrier may elect”). It is acknowledged that the Schedules to the Continental Ground Handling Agreement and the Contractor Ground Handling Agreement may change from time to time in accordance with the terms of said agreements and that any such changes heretofore made are not addressed in this Agreement.

ARTICLE II.
MISCELLANEOUS

            Section 2.1.     Binding Effect; Assignment

      This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as specifically amended hereby, the Master Facility Agreement shall remain in full force and effect and is ratified in all respects by the parties hereto.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a party hereto without the prior written consent of the other parties.

            Section 2.2.     Counterparts

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Agreement may be executed by facsimile signature.

            Section 2.3.     Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of the law of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.  Any action arising out of this Agreement or the rights and duties of the parties arising hereunder may be brought, if at all, only in the state or federal courts located in Harris County, Texas.

(Signature Page Follows)

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Master Facility and Ground Handing Agreement to be duly executed and delivered as of the date and year first written above.

CONTINENTAL AIRLINES, INC.

By: /s/ Jeffery A. Smisek
Name: Jeffery A. Smisek
Title: Executive Vice President

EXPRESSJET HOLDINGS, INC.

By: /s/ Frederick S. Cromer
Name: Frederick S. Cromer
Title: Vice President and Chief Financial Officer

EXPRESSJET AIRLINES, INC.

By: /s/Frederick S. Cromer
Name: Frederick S. Cromer
Title: Vice President and Chief Financial Officer